Exhibit 10.4

PIPER JAFFRAY COMPANIES
AMENDED AND RESTATED
2003 ANNUAL AND LONG-TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT
(Non-Employee Director)

Full Name of Optionee:

No. of Shares Covered:	Date of Grant:

Exercise Price Per Share:	Expiration Date:

This is a Non-Qualified Stock Option Agreement (this “Agreement”) between Piper Jaffray Companies, a Delaware corporation (the “Company”), and the optionee identified above (the “Optionee”) effective as of the date of grant specified above.

Recitals

     WHEREAS, the Company maintains the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan, as amended from time to time (the “Plan”);

     WHEREAS, the Board of Directors of the Company has appointed the Compensation Committee (the “Committee”) with the authority to determine the awards to be granted under the Plan; and

     WHEREAS, the Committee or its delegee has determined that the Optionee is eligible to receive an award under the Plan in the form of a Non-Qualified Stock Option (this “Option”) and has set the terms thereof;

     NOW, THEREFORE, the Company hereby grants this Option to the Optionee under the terms set by the Committee as follows:

Terms and Conditions*

     1. Grant. Subject to the terms of the Plan, the Optionee is granted this Option to purchase the number of Shares specified at the beginning of this Agreement on the terms set forth herein.

*Unless the context indicates otherwise, capitalized terms that are not defined in this Agreement have the meanings set forth in the Plan.

     2. Exercise Price. The price to the Optionee of each Share subject to this Option is the exercise price specified at the beginning of this Agreement.

     3. Not an Incentive Stock Option. This Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

     4. Exercise Schedule. This Option may be exercised in full or in part at any time prior to its expiration.

     5. Expiration. This Option shall expire at 4:00 p.m. Central Time on the expiration date specified at the beginning of this Agreement. No one may exercise this Option after it has expired, notwithstanding any other provision of this Agreement.

     6. Procedure to Exercise Option.

     (a) Notice of Exercise. Subject to the terms of this Agreement, this Option may be exercised by delivering written notice of exercise to the Company at its headquarters in the form attached to this Agreement or a similar form containing substantially the same information and addressed or delivered to the attention of Executive Compensation. The notice shall state the election to exercise this Option, the number of Shares to be purchased, and shall be signed by the person exercising this Option. If the person exercising this Option is not the Optionee, he or she also must submit appropriate proof of his or her right to exercise this Option.

     (b) Tender of Payment. Any notice of exercise shall be accompanied by:

     (i) payment (by wire transfer, check, bank draft or money order, or, if the purchase price is paid from a client account maintained by the Company’s broker dealer subsidiary, through an internal transfer of the funds to an account designated by the Company) of the full purchase price of the Shares being purchased;

     (ii) by delivery to the Company of unencumbered Shares, which have been held by the person exercising this Option for at least 6 months prior to the date of exercise, having an aggregate Fair Market Value on the date of exercise equal to the purchase price of such Shares; or

     (iii) any combination of (i) or (ii) above.

Notwithstanding the other terms of this subparagraph, the Optionee shall not be permitted to pay any portion of the purchase price of the Shares being purchased with Shares if the Committee believes that payment in such manner is undesirable.

     (c) Delivery of Shares. As soon as practicable after the Company receives a properly executed notice from the person exercising this Option and the purchase price provided for above, it shall cause a book entry to be made by the Company’s transfer agent in the name of such person evidencing the Shares being purchased (unless such person requests a stock certificate evidencing such Shares). The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to issue or deliver any Shares before the completion of such registration or other qualification of such Shares under any state law, rule, or regulation as the Company determines to be necessary or desirable.

     7. Limitation on Transfer. While the Optionee is alive, only the Optionee (or his or her legal representative) may exercise this Option. Unless otherwise permitted by the Committee in accordance with the terms of the Plan, this Option may not be assigned or transferred other than by will or the laws of descent and distribution and shall not be subject to pledge, hypothecation, execution, attachment, or similar process. Any attempt to assign, transfer, pledge, hypothecate, or otherwise dispose of this Option contrary to the provisions hereof, and the levy of any attachment or similar process upon this Option, shall be void.

     8. No Stockholder Rights Before Exercise. No person shall have any of the rights of a stockholder of the Company with respect to any Share subject to this Option until the Share actually is issued to him or her upon exercise of this Option.

     9. Discretionary Adjustment. The Committee may make appropriate adjustments in the number of Shares subject to this Option and in the purchase price per Share to give effect to any adjustments made in the number of outstanding Shares through a Change in Control, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or other relevant change; provided that fractional Shares shall be rounded to the nearest whole Share.

     10. Tax Matters. The Optionee acknowledges that the Company has directed the Optionee to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which the Optionee may reside, and the tax consequences of the Optionee’s death.

     11. Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

     12. Discontinuance of Director Status. This Agreement shall not give the Optionee a right to continue to serve as a director of the Company, and the Company may deal with the Optionee without regard to the effect it may have upon him or her under this Agreement.

     13. Obligation to Reserve Sufficient Shares. The Company shall at all times during the term of this Option reserve and keep available a sufficient number of Shares to satisfy this Agreement.

     14. Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Optionee.

     15. Choice of Law. This Agreement is entered into under the laws of the State of Delaware and shall be construed and interpreted thereunder (without regard to its conflict-of-law principles).

     16. Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans, and understandings relating to the grant and exercise of this Option and the administration of the Plan.

     17. Amendment and Waiver. Except as provided in the Plan, this Agreement may be amended, waived, modified, or canceled only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance.

     18. Acknowledgment of Receipt of Copy. By execution hereof, the Optionee acknowledges having received a copy of the prospectus related to the Plan and instructions on how to access a copy of the Plan.

     IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the date of grant specified at the beginning of this Agreement.

OPTIONEE PIPER JAFFRAY COMPANIES By Its